UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 5, 2009

STARENT NETWORKS, CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33511	04-3527533
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

30 International Place Tewksbury, MA	01876
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (978) 851-1100

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 5, 2009, the Compensation Committee of the Board of Directors of Starent Networks, Corp. (the “Company”) approved a form of executive retention agreement (the “Executive Retention Agreement”) and authorized the Company to enter into an Executive Retention Agreement with certain executive officers, including each of the following named executive officers, of the Company:

Name	Title
Ashraf M. Dahod	Chief Executive Officer

Paul J. Milbury	Vice President of Operations and Chief Financial Officer

Pierre G. Kahhale	Vice President, Worldwide Field Operations

Thierry Maupilé	Vice President of Global Marketing and Business Development

Vijay Kathuria	Vice President and General Manager, India Operations

General

The Executive Retention Agreements are not employment contracts and do not specify an employment term, compensation level or other terms or conditions of employment. The Executive Retention Agreements provide for certain severance benefits to the executive in the event his employment is terminated under specified circumstances, as well as certain benefits upon a Change in Control (as defined in the Executive Retention Agreement).

Term

The Term of each Executive Retention Agreement takes effect upon the Effective Date (as defined in the Executive Retention Agreement) and expires upon the earlier of:

•	December 31, 2012 if a Change in Control has not occurred;

•	termination of the executive’s employment;

•	12 months after a Change in Control Date (as defined in the Executive Retention Agreement), if the executive is still employed as of such date; or

•

the fulfillment by the Company of all obligations under certain sections of the Executive Retention Agreement if the executive’s employment terminates within 12 months following the Change in Control Date.

The Executive Retention Agreement is subject to automatic one-year extensions unless prior notice of termination of the Executive Retention Agreement is given by the Company.

Termination Without Cause or for Good Reason

If the executive’s employment is terminated by the Company without Cause (as defined in the Executive Retention Agreement) or by the executive for Good Reason (as defined in the Executive Retention Agreement) within 12 months following a Change in Control, the executive is entitled to receive the following severance benefits:

•	Compensation referred to herein as the “Accrued Obligations,” equal to the sum of:

•	accrued compensation (including a pro rata bonus payment for the year of termination, based on the current year’s target bonus) through the termination date;

•	the amount of his annual bonus for the most recently completed fiscal year that had been earned but not paid as of the termination date; and

•	any deferred compensation and any accrued vacation pay that had been earned but not previously paid;

•	a lump sum payment equal to the sum of his annual base salary for the year during which the termination occurs and his target bonus for the year in which the termination occurs; and

•	continuation of all employee benefits during the 12-month period following employment termination.

In addition, all outstanding stock options held by the executive will become immediately exercisable and restricted stock and other equity awards held by the executive will be deemed fully vested upon any such termination after a Change in Control (or upon the Change in Control if the options or other awards are not assumed or substituted for in the Change of Control).

Resignation Without Good Reason

If the executive voluntarily terminates his employment with the Company within 12 months following a Change in Control, the Company will pay the executive the Accrued Obligations.

Termination for Cause

If the Company terminates the executive’s employment for Cause within 12 months following a Change in Control, the Company will pay the executive the sum of his annual base salary through the termination date and the amount of any compensation previously deferred by the executive but not previously paid.

As set forth in the Executive Retention Agreement, provisions set forth in the Letter Agreement between the Company and Mr. Milbury dated January 17, 2007, including the provision governing the acceleration of restricted stock, are not superseded by the Executive Retention Agreement.

The form of Executive Retention Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The foregoing summary is qualified entirely by reference to the full text of the form of Executive Retention Agreement.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Form of Executive Retention Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STARENT NETWORKS, CORP.

Date: June 11, 2009	By:	/s/ Jonathan M. Moulton
Jonathan M. Moulton Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description
10.1	Form of Executive Retention Agreement